UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2006

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         On December 6, 2006, Viacom Inc. ("Viacom") entered into a separation agreement (the “Separation Agreement”) with Michael J. Dolan, Viacom’s Executive Vice President and Chief Financial Officer. The Separation Agreement provides for Mr. Dolan’s resignation from service as Viacom’s Executive Vice President and Chief Financial Officer, effective as of December 31, 2006 (the “Resignation Date”), for “Good Reason” (as defined in the employment agreement, dated May 2, 2005 between Mr. Dolan and Viacom (the “Employment Agreement”)) and provides for Mr. Dolan’s separation benefits and obligations.

Consistent with the terms of the Employment Agreement, Viacom will continue to pay Mr. Dolan his salary, bonus and deferred compensation during the period from the Resignation Date through May 1, 2009, in an approximate total cash amount of $9.3 million. Viacom will also pay Mr. Dolan the balance of his deferred compensation account at the Resignation Date, in an approximate total amount of $500,000. In the Separation Agreement, Mr. Dolan and Viacom have agreed to postpone the payment of any portion of these amounts that would otherwise be paid during the first six months following the Resignation Date until the first business day following the six-month anniversary of the Resignation Date.

The Separation Agreement confirms Mr. Dolan’s entitlement under the Employment Agreement to continuation of certain medical, dental and life insurance benefits through May 1, 2009 (subject to reduction or discontinuation of benefits if Mr. Dolan becomes covered by the plans of a subsequent employer).

Pursuant to the Separation Agreement, 115,376 stock options awarded to Mr. Dolan by Viacom in 2005 and 142,404 stock options awarded to him in 2006 will vest on the Resignation Date and will remain exercisable thereafter for one year. In addition, the tranche of 5,213 restricted share units granted to Mr. Dolan on May 16, 2005 which was due to vest on May 16, 2007 will vest on the Resignation Date. Mr. Dolan’s other unvested restricted share units will not vest and will be cancelled.

Mr. Dolan will become an advisor to Viacom for a period of six months following the Resignation Date, subject to Mr. Dolan’s right to terminate the advisory arrangement upon 10 days notice to Viacom.

Mr. Dolan and Viacom have agreed to the continuing applicability of certain covenants set forth in the Employment Agreement with respect to solicitation of employees, confidential information, Viacom’s ownership of the results and proceeds of Mr. Dolan’s services, litigation cooperation, non-disparagement and other matters. Mr. Dolan and Viacom have also agreed that Mr. Dolan’s non-compete obligations and mitigation obligations terminate as of the Resignation Date and to grant each other a mutual release covering any claims arising out of Mr. Dolan’s employment or the termination thereof.

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The foregoing description of the Separation Agreement is qualified by reference to the Separation Agreement, which is attached hereto as Exhibit 10 and is incorporated herein by reference in its entirety.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.	The following exhibit is filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit
10	Separation Agreement between Viacom Inc. and Michael J. Dolan dated as of December 6, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By::	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: December 8, 2006

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Exhibit Index

Exhibit No.	Description of Exhibit
10	Separation Agreement between Viacom Inc. and Michael J. Dolan dated as of December 6, 2006.

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